EXHIBIT 99.1(9)(b)

M Fund Inc. Participation Agreement
with Pacific Life Insurance Company.

                                 M FUND, INC.
                                 -----------

                            PARTICIPATION AGREEMENT
                                     WITH
                     PACIFIC MUTUAL LIFE INSURANCE COMPANY


        THIS AGREEMENT, made and entered into this 1st day of October 1996, by and among M FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), M FINANCIAL INVESTMENT ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Adviser"), M LIFE INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of California and PACIFIC MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized and existing under the laws of the State of California (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

        WHEREAS, the Fund is a series-type mutual fund offering shares of beneficial interest (the "Fund shares") consisting of one or more series ("Series") of shares ("Series shares"), each such Series share representing an interest in a particular managed portfolio of securities and other assets; and

        WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

        WHEREAS, the Company desires that the Fund serve as an investment vehicle for certain separate account(s) of the Company;

        WHEREAS, the Adviser is duly registered as an investment adviser pursuant to the Investment Advisers Act of 1940.

        NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser, and the Company agree as follows:


ARTICLE I.  Additional Definitions
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            1.1. "Account" -- each separate account of the Company described more specifically in Schedule 1 to this Agreement (as may be amended from time to time).

            1.2. "Business Day" -- each day that the Fund is open for business as provided in the Fund Prospectus.

            1.3.  "Code" -- the Internal Revenue Code of 1986, as amended.

        1.4. "Contracts" -- the class or classes of variable annuity contracts and variable life insurance policies issued by the Company and described more specifically on Schedule 2 to this Agreement (as may be amended from time to time).

        1.5. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

        1.6.  "NASD" -- National Association of Securities Dealers, Inc.

        1.7. "Participating Account" -- a separate account investing all or a portion of its assets in the Fund, including the Account.

        1.8. "Participating Insurance Company" -- any insurance company investing in the Fund on its behalf or on behalf of a Participating Account, including the Company.

        1.9. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Fund, including the Contracts.

        1.10. "Product Owners" -- owners of Products, including Contract Owners.

        1.11. "Prospectus" -- with respect to the Fund shares or a class of Contracts or interests in the Contracts or Accounts, each version of the definitive prospectus therefor or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Section 4.6 and Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

        1.12. "Registration Statement" -- with respect to the Fund shares or a class of Contracts or interests in the Contracts or Accounts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act, or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contracts Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

        1.13. "1940 Act Registration Statement" -- with respect to the Fund or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act, or the most recently filed amendment thereto. The Account 1940 Act Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Fund 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

             1.14. "Statement of Additional Information" -- with respect to the Fund or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

             1.15.  "SEC" -- the Securities and Exchange Commission.

             1.16.  "1933 Act" -- the Securities Act of 1933, as amended.

             1.17. "1940 Act" -- the Investment Company Act of 1940, as amended.


ARTICLE II.  Sale of Fund Shares
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             2.1. The Fund shall make shares of those Series listed on Schedule 3 to this Agreement available for purchase by the Company on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing,
(i) Fund Series in existence now or that may be established in the future and not listed on Schedule 3 will be made available to the Company only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

             2.2. The Fund shall redeem, at the Company's request, any full or fractional shares of the Fund held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder.

             2.3.  Purchase and Redemption Procedures
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                      (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests for shares of the Fund based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions arising out of the Contracts. Receipt of any such request (or relevant transactional information therefor) on any Business Day by the Company as such limited agent of the Fund prior to the Fund's close of business as defined from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 10:00 a.m. Eastern Time on the next following Business Day.

                      (b) The Company shall pay for shares of each Series on the same day that it notifies the Fund of a purchase request for such shares. Payment for Series shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 11:00 a.m. Eastern Time on the day the Fund is notified of the purchase request for Series shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received on time, such funds will be invested, and Series shares purchased thereby will be issued, as soon as practicable.

                      (c) Payment for Series shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Fund shares of other Series in accordance with Section 2.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action.

                      (d) Any purchase or redemption requests for Fund shares that do not result directly from transactions relating to the Contracts or the Account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

             2.4. The Fund shall use its best efforts to calculate and make the net asset value per share for each Series available to the Company by 6:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Fund Prospectus. Neither the Fund, any Series, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement to the extent such information is based on incorrect information supplied by the Company or any other Participating Insurance Company or Qualified Person (as defined in Section 2.8 of this Agreement) to the Fund or the Adviser.

             2.5. The Fund shall furnish notice to the Company (by fax, or telephone followed by written confirmation) as soon as reasonably practicable, and no later than the same day, of any income dividends or capital gain distributions payable on any Series shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company promptly of the number of Series shares so issued as payment of such dividends and distributions.

             2.6. Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

             2.7. (a) The Company may withdraw the Account's investment in the Fund or a Series of the Fund only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Product Owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication; (v) upon sixty (60) days advance written notice; (vi) from a Series, upon a change in the Portfolio Manager for that Series; or
     (vii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

                  (b) The Company shall not, without the prior written consent of the Adviser (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund's investment adviser.

             2.8. The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase and hold shares of the Fund under
Section 817(h) of the Code. The Fund shall not sell Fund shares to any insurance company, separate account or Qualified Person unless an agreement containing provisions substantially similar to Articles II, V, and VII of this Agreement is in effect to govern such sales (to the extent required in order to comply with the "Exemptive Order" referred to in Section 7.1 below).


ARTICLE III.  Representations and Warranties
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             3.1. The Company represents and warrants that: (i) the Company is an insurance company duly organized, duly existing and in good standing under California insurance law; (ii) the Account is (or will be prior to the purchase by the Company of Fund shares for the Account) a validly existing separate account, duly established and maintained in accordance with applicable law;
(iii) the Contracts will be issued in compliance in all material respects with all applicable federal and state laws; (iv) the Contracts currently are and at the time of issuance will be treated as annuity contracts or life insurance policies (including modified endowment contracts), whichever is appropriate, under applicable provisions of the Code; and (v) the Company and the Account qualify (or will qualify prior to the purchase by the Company of Fund shares for the Account) to purchase and hold shares of the Fund under Section 817(h) of the Code.

             3.2. The Fund represents and warrants that: (i) the Fund is a corporation duly organized, validly existing and in good standing under Maryland law; (ii) the Fund's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is and shall remain duly registered as an open-end management investment company thereunder;
(iii) the Fund Registration Statement has been declared effective by the SEC (or will be declared effective before the sale by the Fund of its shares pursuant to this Agreement); (iv) Fund shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Fund currently qualifies as a "regulated investment company" under Subchapter M of the Code and is and shall remain in compliance with Section 817(h) of the Code;
(vi) the Fund's investment policies are in material compliance with any investment restrictions set forth on Schedule 4 to this Agreement; and (vii) the Fund does and will comply in all material respects with the 1940 Act. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

             3.3. The Adviser represents and warrants that it is and will remain registered in all material respects as an investment adviser under federal and all applicable state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws. The Adviser represents that it will manage the Fund consistent with the Fund's investment objectives, policies, and restrictions.

             3.4. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

             3.5. The Fund represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

             3.6. The Company represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.


ARTICLE IV.  Filings, Information and Expenses
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             4.1. The Fund shall amend the Fund Registration Statement and the Fund's 1940 Act Registration Statement from time to time as required in order to effect the continuous offering of Fund shares and to maintain the Fund's registration under the 1940 Act for so long as Fund shares are sold. The Fund shall file, register, qualify and obtain approval of the Fund shares for sale under state securities laws to the extent deemed advisable by the Adviser.

            4.2. Unless other arrangements are made, the Fund shall provide the Company with: (i) a copy, in camera-ready form or otherwise suitable for printing or duplication, of each Fund Prospectus and any supplement thereto and each Fund Statement of Additional Information and any supplement thereto; and
(ii) copies of the Fund's proxy materials, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract Owners.

            4.3. The Company shall amend the Contracts Registration Statement (if any) and the Account's 1940 Act Registration Statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

            4.4. The Company shall inform the Fund of any investment restrictions imposed by state insurance law that may become applicable to the Fund from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule 4 to this Agreement. Upon receipt of such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners), the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances. If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and the Company shall amend Schedule 4 to this Agreement to reflect such restrictions.

            4.5. The Company shall provide Contracts, Contracts and Fund Prospectuses, Contracts and Fund Statements of Additional Information, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, all in accordance with the federal and any applicable state securities laws.

             4.6. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

                  (a) Expenses assumed by the Fund include, but are not limited to, the costs of: (i) registration and qualification of the Fund shares under the federal securities laws; (ii) preparation and filing with the SEC of the Fund Prospectus, Fund Statement of Additional Information ("SAI"), Fund Registration Statement, Fund proxy materials and shareholder reports, and supplements thereto, and preparation of a camera-ready copy thereof;
     (iii) preparation of all statements and notices required by any federal or state securities law; (iv) printing and mailing to Contract Owners of all Prospectuses, SAI's, proxy materials and reports, and supplements thereto, required to be provided by the Fund to its shareholders; (v) all taxes on the issuance or transfer of Fund shares; and (vi) any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Fund otherwise shall pay no fee or other compensation to the Company under this Agreement, unless the parties otherwise agree, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to the Company in accordance with such plan. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                  (b) Expenses assumed by the Company include, but are not limited to, the costs of: (i) registration and qualification of the Contracts under the federal and any applicable state securities laws; (ii) preparation and filing with the SEC of the Contracts Prospectus and Contracts Registration Statement; and (iii) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Fund.

                  (c) Expenses assumed by the Adviser include, but are not limited to the costs of printing the Fund Prospectuses and SAI's for use in connection with the sale of the Contracts to prospective Contract owners.

             4.7. Any piece of advertising or sales literature or other promotional material prepared by the company in which the Fund is named and which will be used by the Company shall be furnished by the Company to the Fund not less than 15 days prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if the Fund or its designee consents in writing to its use. The Fund may delegate its rights and responsibilities under this provision to the Adviser.

             4.8. Any piece of advertising or sales literature or other promotional material in which the Company or the Account is named and which will be used by the Fund or the Adviser shall be furnished by the Fund or the Adviser, as applicable, to the Company not less than 15 days prior to its use. No such material shall be used if the Company or its designee objects to such use within 15 days after receipt of such material, provided that it may be used earlier than the end of such 15 day period if the Company or its designee consents in writing to its use.

             4.9. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund to the public (including current and prospective Contract owners) in connection with the sale of the Contracts other than the information or representations contained in the Fund Registration Statement or Fund Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in accordance with Section 4.7 of this Agreement, except with the prior written consent of the Fund.

             4.10. The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with
Section 4.8 of this Agreement except with the prior written consent of the Company.

             4.11. The Fund and the Company shall provide to the other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund, the Contracts or the Account, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities.

             4.12. Each party shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

             4.13. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

             4.14. The Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the Fund and the Adviser promptly upon the occurrence of any event the Company believes might necessitate a material modification or suspension.

             4.15. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under the NASD rules, the 1940 Act or the 1933 Act.


ARTICLE V.   Voting of Fund Shares
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             5.1. With respect to any matter put to vote by the holders of Fund shares or Series shares ("Voting Shares"), to the extent required by law (including the Exemptive Order referred to in Section 7.1 below) the Company shall:

                  (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

                  (b) vote Voting Shares of each Series attributable to Contract Owners participating in an account in accordance with instructions or proxies timely received from such Contract Owners;

                  (c) vote Voting Shares of each Series attributable to Contract Owners participating in an account for which no instructions have been received in the same proportion as Voting Shares of such Series from Contract Owners participating in an account for which instructions have been timely received; and

                  (d) vote Voting Shares of each Series held by the Company on behalf of the Account that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series from Contract Owners participating in an account for which instructions have been timely received;

                  (e) vote Voting Shares of each series held by the Company on its behalf that are not attributable to Contract Owners in the same proportions as Voting shares of such Series held by the Company's Accounts in the aggregate.

provided, however, that if the SEC changes its interpretations of voting privileges for variable contracts the Company may vote such shares in its own right. The Company shall be responsible for assuring that voting privileges for the Account are calculated in a manner consistent with the provisions set forth above.

             5.2. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.


ARTICLE VI.  Compliance with Code
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             6.1. The Fund shall comply with Section 817(h) of the Code, and all regulations issued thereunder and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

             6.2. The Fund shall maintain its qualification as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

             6.3. The Company shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.


ARTICLE VII. Potential Conflicts
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             7.1. The parties to this Agreement acknowledge that the Fund has obtained (or will obtain) an order of exemption from the SEC (the "Exemptive Order," File No. 812-9674) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8). The Fund hereby notifies the Company that Contracts Prospectus disclosure regarding potential risks of such mixed and shared funding may be appropriate.

             7.2. The Fund Board shall monitor the existence of any material irreconcilable conflict between the interests of Product Owners. The Fund Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

             7.3. (a) The Company shall report any potential or existing conflicts promptly to the Fund Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Fund Board in carrying out its responsibilities in connection with the Exemptive Order. The Company agrees to carry out such responsibilities with a view only to the interests of Contract Owners.

                  (b) The Company shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board and the Fund may fully carry out the obligations imposed upon them by the conditions of the Exemptive Order, and such reports, material and data shall be submitted more frequently if deemed appropriate by the Fund Board.

             7.4. If a majority of the Fund Board, or a majority of its directors who are not "interested persons" as defined in the 1940 Act ("Disinterested Directors"), determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Fund Board shall give prompt notice to all Participating Insurance Companies. If the Fund Board determines that the Company is responsible in full or in part for causing or creating said conflict, the Company (and other responsible Participating Insurance Companies) shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

                  (a) Withdrawing the assets allocable to the Account from the Fund or any Series thereof and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or other Product Owners) that votes in favor of such segregation or offering to the affected Contract Owners the option of making such a change; and

                  (b) Establishing a new registered management investment company.

             7.5. If a material irreconcilable conflict arises as a result of a decision by the Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, the Company may be required, at the Fund Board's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above). No charge or penalty will be imposed as a result of such withdrawal.

             7.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of the foregoing six month period, the Adviser and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).

             7.7. For purposes of this Article, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. The Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

              7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.


ARTICLE VIII. Indemnification
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              8.1.  Indemnification by the Company. The Company shall indemnify
                    ------------------------------
and hold harmless the Fund, the Adviser and each person who controls the Fund or the Adviser within the meaning of such terms under the 1933 Act (but not any Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Company in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or Adviser for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of the Company; or

                    (c) arise out of or are based upon any wrongful conduct of the Company or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Fund shares; or

                    (d) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments as required under this Agreement; or

                    (e) arise out of any material breach by the Company of this Agreement.

     This indemnification will be in addition to any liability that the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the wilful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.2.  Indemnification by the Fund. The Fund shall indemnify and hold
           ---------------------------
harmless the Company and each person who controls the Company within the meaning of such terms under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:


           (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of the Company for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

            (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Fund to the Company; or

            (c) arise out of or are based upon wrongful conduct of the Fund or persons under its control (or subject to its authorization) with respect to the sale of Fund shares; or

            (d) arise as a result of any failure by the Fund to provide the services and furnish the materials required under the terms of this Agreement; or

            (e) arise out of any material breach by the Fund of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

             8.3. Indemnification by the Adviser. The Adviser shall indemnify
                  ------------------------------
and hold harmless the Company and each person who controls the Company within the meaning of such term under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Adviser in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contract and:

                  (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of the Company to the Fund or the Adviser for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

                  (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Adviser to the Company; or

                   (c) arise out of or are based upon wrongful conduct of the Fund or the Adviser with respect to the sale of Fund shares; or

                   (d) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement; or

                   (e) arise out of any material breach by the Fund or the Adviser of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Adviser may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

             8.4.  Indemnification Procedures. After receipt by a party entitled
                   --------------------------
to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

             The amount of any indemnification due the Company by the Adviser that is not satisfied by the Adviser shall be satisfied by making adjustments to one or more of the reinsurance treaties that exist between Pacific Mutual Life Insurance Company and M Life Insurance Company. The manner in which such adjustments are made shall be reasonably agreed to by Pacific Mutual Life Insurance Company and M Life Insurance Company.

             A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.


ARTICLE IX.  Applicable Law
             --------------

             9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law.

             9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.


ARTICLE X.  Termination
            -----------

            10.1. This Agreement shall not terminate until the Fund is dissolved, liquidated, or merged into another entity, or, as to any Series of the Fund, the Account no longer invests in that Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3, and the Company may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

            10.2. Termination of the Fund's Obligation to Sell. The obligation
                  --------------------------------------------
of the Fund to sell shares to the Company pursuant to Article II of this Agreement shall terminate at the option of the Fund upon notice to the Company as provided below:


                  (a) the Fund Board has terminated the offering of Fund shares or Series shares pursuant to Section 2.1 of this Agreement; or

                  (b) upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair the Company's ability to meet and perform the Company's obligations and duties hereunder; or

                  (c) in the event any of the Contracts or interests in the Contracts or Account, as applicable, are not registered, issued or sold in accordance with applicable federal and/or state law; or

                  (d) if the Fund or the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition since the date of this Agreement or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Adviser; or

                  (e) upon the Company's assignment of this Agreement (including, without limitation, any transfer of any Contract or the Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Fund consents thereto; or

                  (f) upon termination pursuant to Section 10.1 or notice from the Company pursuant to Section 10.3.

Termination of the Fund's obligation shall take effect immediately upon the giving of such notice upon the occurrence of an event described in clauses (b) or (c) above, and 10 (ten) days after the giving of such notice in all other cases. In exercising its option to terminate its obligation to sell shares to the Company, the Fund will continue to make Fund shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, unless the Existing Contracts are the basis for the termination. In that case, the Fund may nonetheless elect to continue to make Fund shares available for Existing Contracts and if it so elects, shall promptly notify the Company whether the Fund is electing to make Fund shares available after termination.

             10.3. As to the Company. The restrictions on the Company under
                   -----------------
Section 2.7(a) of this Agreement shall terminate at the option of the Company upon 10 days' notice to the Fund:


                   (a) if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by the Company, and the Fund, after receiving written notice from the Company of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within 10 days after receipt thereof; or

                   (b) upon institution of formal proceedings against the Fund by the NASD, the SEC or any state securities or insurance commission or any other regulatory body; or

                   (c) if the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes the Fund may fail to so qualify, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

                   (d) if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder, and the Fund, upon written request, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

                   (e) if the Fund informs the Company pursuant to Section 4.4 that the Fund will not comply with investment restrictions as requested by the Company, and the Fund and the Company are unable to agree upon any reasonable alternative accommodations; or

                   (f) upon receipt by the Company of any necessary regulatory approvals and any necessary vote of the Contract Owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Series shares of the Fund in accordance with the terms of the Contracts for which those Series shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

                   (g) upon a material breach of any provision of this Agreement by either the Fund or the Adviser; or

                   (h) if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, or financial conditions since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company.

             10.4.  Company Required to Redeem. The parties understand and
                    --------------------------
acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, the Fund shall have the right to require the Company to redeem Shares attributable to such Contracts upon ten (10) days written notice to the Company and the Company shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund Shares. Notice to the Company shall specify the period of time the Company has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem Shares pursuant to action taken or request made by the Fund Board in accordance with an order of the SEC as described in Article VII, or other SEC rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

ARTICLE XI.  Applicability to New Accounts and New Contracts
             -----------------------------------------------

             The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by the Company and separate accounts therefor investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.


ARTICLE XII.  Notice, Request or Consent
              --------------------------

              Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

              If to the Fund:

                   M Fund, Inc.
                   River Park Center
                   205 S.E. Spokane Street
                   Portland, Oregon  97202
                   Attn:  President

              If to the Adviser:

                   M Financial Investment Advisers, Inc.
                   River Park Center
                   205 S.E. Spokane Street
                   Portland, Oregon  97202
                   Attn:  President

              If to the Company:
                   Pacific Mutual Life Insurance Company
                   700 Newport Center Drive
                   Newport Beach, California 92660
                   Attn: Variable Regulatory Compliance

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested, by overnight delivery with a nationally recognized courier or by electronically transmitted facsimile, and shall be effective upon receipt or three days after mailing.

ARTICLE XIII.  Miscellaneous
               -------------

               13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

               13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

               13.4. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as if confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

               13.5. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                     PACIFIC MUTUAL LIFE INSURANCE COMPANY
                     (Company)


                     By:  /s/ GLENN S SCHAFER
                        Name:  Glenn S. Schafer
                        Title: President

                     By:  /s/ LYNN C. MILLER
                        Name:  Lynn C. Miller
                        Title: Executive Vice President



                     M FUND, INC.
                     (Fund)


                     By:   /s/ DANIEL F BYRNE
                        Name:  Daniel F. Byrne
                        Title: President



                     M FINANCIAL INVESTMENT ADVISERS, INC.
                     (Adviser)


                     By: /s/ DANIEL F BYRNE
                        Name:  Daniel F. Byrne
                        Title: President



                     M LIFE INSURANCE COMPANY


                     By: /s/ DANIEL F BYRNE
                        Name:  Daniel F. Byrne
                        Title: Senior VP

                                 SCHEDULE 1
                                 ----------

                            Accounts of the Company
                             Investing in the Fund


Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

Name of Account and             Date Established by            SEC 1940 Act             Type of Product
Subaccounts                     Board of Directors of the      Registration Number      Supported by Account
                                Company                        (if applicable)
==============================================================================================================
Pacific Select Exec             May 12, 1988                   811-05563                Variable Life Policies
--------------------------------------------------------------------------------------------------------------
     Edinburgh Overseas
     Equity Variable
     Account
--------------------------------------------------------------------------------------------------------------
     Turner Core Growth
     Variable Account
--------------------------------------------------------------------------------------------------------------
     Frontier Capital
     Appreciation Variable
     Account
--------------------------------------------------------------------------------------------------------------
     Enhanced U.S. Equity
     Variable Account
--------------------------------------------------------------------------------------------------------------
Pacific COLI
--------------------------------------------------------------------------------------------------------------
     Edinburgh Overseas
     Equity Variable
     Account
--------------------------------------------------------------------------------------------------------------
     Turner Core Growth
     Variable Account
--------------------------------------------------------------------------------------------------------------
     Frontier Capital
     Appreciation Variable
     Account
--------------------------------------------------------------------------------------------------------------
     Enhanced U.S. Equity
     Variable Account
==============================================================================================================

                                 Schedule 2
                                 ----------

                             Classes of Contracts
                        Supported by Separate Accounts
                              Listed on Schedule 1


Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

Policy Marketing Name              SEC 1933 Act              Name of Supporting       Annuity or Life
                                   Registration Number       Account
                                   (if applicable)
======================================================================================================
Pacific Select Exec                33-21754                  Pacific Select Exec      Life
------------------------------------------------------------------------------------------------------
Pacific Select Choice              33-57908                  Pacific Select Exec      Life
------------------------------------------------------------------------------------------------------
Custom COLI                                                  Pacific COLI             Life
=======================================================================================================

Effective as of the dates indicated below, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name            SEC 1933 Act            Name of Supporting      Annuity or Life
                                 Registration Number     Account
                                 (if applicable)
=================================================================================================
Custom COLI Rider Eff.           33-N/A                   Pacific COLI           Life
December 16, 1996
-------------------------------------------------------------------------------------------------
Pacific Select Estate            333-01717                Pacific Select EXEC    Life
Preserver
-------------------------------------------------------------------------------------------------
Eff. February 10, 1997           33-
=================================================================================================

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                             PACIFIC MUTUAL LIFE INSURANCE COMPANY

                                         By:  /s/ TC SUTTON
                                              Name:   Thomas C. Sutton
                                              Title:  Chairman & Chief Executive Officer

By:  /s/ DANIEL F BYRNE                  By:  /s/ GLENN S SCHAFER
     Name:  Daniel F. Byrne                   Name:   Glenn S. Schafer
     Title: President                         Title:  President


M FINANCIAL INVESTMENT ADVISERS, INC.    M LIFE INSURANCE COMPANY


By:  /s/ DANIEL F BYRNE                  By:  /s/ DANIEL F BYRNE
     Name:  Daniel F. Byrne                   Name:  Daniel F. Byrne
     Title: President                         Title: Senior VP

                                 Schedule 3
                                 ----------

                         Fund Series and Other Funding
                           Vehicles Available Under
                            Each Class of Contracts


Effective as of the date the Agreement was executed, the following Fund Series and other Funding Vehicles are available under the Contracts:

Contract Marketing Name         Fund Series                         Other Funding Vehicles
==========================================================================================================
M Fund                          Edinburgh Overseas Equity Fund      Pacific Select Fund, except Equity and
                                                                    Bond and Income Portfolios
----------------------------------------------------------------------------------------------------------
M Fund                          Turner Core Growth Fund             Pacific Select Fund, except Equity and
                                                                    Bond and Income Portfolios
-----------------------------------------------------------------------------------------------------------
M Fund                          Frontier Capital Appreciation       Pacific Select Fund, except Equity and
                                Fund                                Bond and Income Portfolios
----------------------------------------------------------------------------------------------------------
M Fund                          Enhanced U.S. Equity Fund           Pacific Select Fund, except Equity and
                                                                    Bond and Income Portfolios
==========================================================================================================

                                 SCHEDULE 4
                                 ----------

                            Investment Restrictions
                            Applicable to the Fund


Effective as of the date the Agreement was executed, the following investment restrictions are applicable to the Fund:

FOREIGN COUNTRY DIVERSIFICATION GUIDELINES to be followed by each portfolio of a Separate Account are as follows:

A Portfolio will invest in the securities of issuers domiciled or primarily traded in at least five foreign countries if the Portfolio has invested at least 80% of its net assets in foreign issuers. If the Portfolio has less than 20% of its net assets in foreign issuers, then all of such investment may be in issuers domiciled or primarily traded in one country. If the Portfolio has at least 20% but less than 40% of its net assets in foreign issuers, then such investment must be allocated to issuers domiciled or primarily traded in at least two foreign countries. Similarly, if the Portfolio has at least 40% but less than 60% of its net assets invested in foreign issuers, such investment must be allocated to at least three foreign countries. Foreign investments must be allocated to at least four foreign countries if such investments comprise at least 60% but less than 80% of the Portfolio's net assets. The Portfolio will not invest more than 20% of its net assets in securities of issuers domiciled or primarily traded in any one country, except that the Portfolio may invest up to 35% of its net assets in issuers domiciled or primarily traded in any one of the following countries: Australia, Canada, France, Japan, the United Kingdom, or Germany. The Portfolio is not subject to any limit upon investment in issuers domiciled or primarily traded in the United States.

BORROWING GUIDELINES to be followed by each portfolio of a separate account are as follows:

A Portfolio may leverage its assets by borrowing amounts equivalent to no more than 10% of its total assets, except that a Portfolio may temporarily borrow up to 25% of its total assets when such borrowing is necessary to meet fund redemptions. For purposes of this limitation, entering into a reverse repurchase agreement shall be considered a "borrowing".

                                                                           DRAFT

                        AMENDMENT DATED MAY 1, 1997 TO
         SCHEDULE 4 OF THE M FUND, INC. PARTICIPATION AGREEMENT WITH
                     PACIFIC MUTUAL LIFE INSURANCE COMPANY

Effective as of the date of this Amendment, pursuant to Bulletin 97-2 dated March 7, 1997, ("Bulletin"), issued by the California Department of Insurance ("Department"), the M Fund Portfolios are exempt from the investment guidelines and restrictions set forth in Section V, Hazardous Operations, of the Bulletin in accordance with the exemptive provisions of Section VI, Non-Hazardous Operations, of the Bulletin, so long as all Portfolios are registered under the Investment Company Act of 1940. The Department has determined that a hazardous condition shall not exist if such registration is maintained.

Should any Portfolio not maintain an effective registration, the Fund and the Adviser agree to comply with such investment guidelines and restrictions as the Commissioner of the Department may require under Bulletin Section V, in order to deem the Portfolio's investment practices to be non-hazardous.

Notwithstanding the above, pursuant to Section VI of the Bulletin, in the event the Commissioner determines that a hazardous condition exists as the result of the Fund's investment practices, then Section 4.4 of this Agreement shall apply.

PACIFIC MUTUAL LIFE INSURANCE COMPANY
(Company)

By:______________________________               Date: _____________________
   Name:
   Title:


By:______________________________               Date: _____________________
   Name:
   Title:



M FUND, INC.
(Fund)

By:______________________________               Date: _____________________
   Name:
   Title:


By:______________________________               Date: _____________________
   Name:  Daniel F. Byrne
   Title: President



M FINANCIAL INVESTMENT ADVISER
(Adviser)

By:______________________________               Date: ____________________
   Name:  Daniel F. Byrne
   Title: President



M LIFE
By:______________________________               Date: ____________________
   Name:  Daniel F. Byrne
   Title: Senior Vice President


Effective as of *, the following classes of Contracts are hereby added to this
Schedule 2 and made subject to the Agreement:


  Policy Marketing Name   SEC 1933 Act   Name of Supporting    Annuity or Life
                          Registration   Account
                          Number (if
                          applicable)
  ----------------------------------------------------------------------------
  Pacific Select Estate   333-01713      Pacific Select Exec   Life
  Preserver
  ----------------------------------------------------------------------------
  Pacific Select Estate   333-20355      Pacific Select Exec   Life
  Preserver II
  ----------------------------------------------------------------------------
  Pacific Select Estate   333-14005      Pacific Select Exec   Life
  Maximizer
  ----------------------------------------------------------------------------

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                         PACIFIC LIFE INSURANCE COMPANY
                                     (formerly known as Pacific Mutual Life
                                     Insurance Company)
By:     /s/ DANIEL F. BYRNE          By:     /s/ LYNN C. MILLER
Name:   Daniel F. Byrne              Name:   Lynn C. Miller
Title:  President                    Title:  Executive Vice President


M FINANCIAL INVESTMENT               M LIFE INSURANCE COMPANY
ADVISERS, INC.


By:     /s/ DANIEL F. BYRNE          By:     /s/ DANIEL F. BYRNE
Name:   Daniel F. Byrne              Name:   Daniel F. Byrne
Title:  President                    Title:  Senior VP

*
Pacific Select Estate Preserver effective as of: March 3, 1997
Pacific Select Estate Preserver II effective as of: July 17, 1997
Pacific Select Estate Maximizer effective as of: June 5, 1997

Effective as of *, the following classes of Contracts are hereby added to this
Schedule 2 and made subject to the Agreement:


  Policy Marketing Name   SEC 1933 Act   Name of Supporting    Annuity or Life
                          Registration   Account
                          Number (if
                          applicable)
  ----------------------------------------------------------------------------
  M's Versatile Product   333-61135      Pacific Select Exec   Life

  ----------------------------------------------------------------------------
  Custom Coli II              N/A        Pacific Coli II       Life

  ----------------------------------------------------------------------------
  Custom Coli III             N/A        Pacific Coli III      Life

  ----------------------------------------------------------------------------

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.                         PACIFIC LIFE INSURANCE COMPANY
                                     (formerly known as Pacific Mutual Life
                                     Insurance Company)
By:                                  By:
Name:   Daniel F. Byrne              Name:   Lynn C. Miller
Title:  President                    Title:  Executive Vice President


M FINANCIAL INVESTMENT               M LIFE INSURANCE COMPANY
ADVISERS, INC.


By:                                  By:
Name:   Daniel F. Byrne              Name:   Daniel F. Byrne
Title:  President                    Title:  Senior VP

*
M's Versatile Product effective as of:
Custom Coli II effective as of:
Custom Coli III effective as of: